Exhibit 99.1

PRESS RELEASE – Investor Relations

Dave Crompton Appointed to Board of Directors of Garrett Motion Inc.

PLYMOUTH, MI, and ROLLE, Switzerland, July 27, 2026 — Garrett Motion (Nasdaq: GTX), a global leader in differentiated turbocharging and electrification technologies for mobility and industrial applications, today announced the appointment of Dave Crompton to its Board of Directors.

Mr. Crompton is Executive Chair and Co-Founder of Pioneer Clean Fleet Solutions and most recently served as President and CEO of Achates Power. He brings more than four decades of leadership experience across commercial transportation, industrial, energy, and power generation applications, including 28 years at Cummins Inc., where he held several senior executive positions, including President of the Cummins Engine Business and President of Cummins Power Systems.

“Dave is a highly respected industry leader with deep expertise in advanced powertrain technologies, industrial sector, and global operations,” said Daniel Ninivaggi, Chairman of the Board of Garrett. “His extensive experience driving innovation, operational excellence, and profitable growth across diverse industries will be a tremendous asset to Garrett as we continue to execute our strategy, expand our presence beyond automotive, and create long-term value for shareholders.”

“I am honored to join Garrett’s Board at such an exciting time for the company,” said Dave Crompton. “Garrett has a strong track record of technology leadership and is well positioned to capitalize on growth opportunities across both mobility and industrial applications. I look forward to working with the Board and management team to support the company’s continued success.”

About Garrett Motion Inc.

A differentiated technology leader, Garrett Motion has a 70-year history of innovation in the automotive sector (cars, trucks) and beyond (off-highway equipment, marine, power generators). Its well-recognized expertise in turbocharging has enabled significant reductions in engine size, fuel consumption, and CO2 emissions. Garrett is committed to advancing turbo applications while leveraging its unique technology solutions, such as fuel cell compressors for hydrogen fuel cell vehicles, as well as electric propulsion and thermal management systems for automotive and industrial applications. Garrett has six R&D centers, 13 manufacturing facilities and a team of more than 8,700 employees in more than 20 countries. For more information, visit garrettmotion.com.

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Forward-Looking Statements

This communication and related comments by management may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact and can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar expressions. Forward-looking statements represent our current judgment about possible future activities, events, or developments that we intend, expect, project, believe, or anticipate will or may occur in the future. In making these statement, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future performance, events, or results, and actual performance, events, or results may differ materially from those envisaged by our forward-looking statements due to a variety of important factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission, including risks related to the automotive industry, the competitive landscape and our ability to compete, and macroeconomic and geopolitical conditions, among others. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statement, except where we are expressly required to do so by law.

Contacts:

Investor Relations:

Cyril Grandjean

investorrelations@garrettmotion.com

Media:

Fabrice Spenninck

MediaRelations@garrettmotion.com

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